EXHIBIT 5.1

November 17, 2011

InvenSense, Inc.

1197 Borregas Avenue

Sunnyvale, CA 94089

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to InvenSense, Inc., a Delaware corporation (the “Company”), in connection with the registration of 20,685,382 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-8, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offering and sale by the Company of (i) 10,278,259 shares of Common Stock to be issued under the 2011 Stock Incentive Plan and (ii) 10,407,123 shares of Common Stock issuable upon the exercise of currently outstanding options under the 2004 Stock Incentive Plan, as amended (collectively, the “Plans”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares under the Plan, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP